Exhibit 23. 2

                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in the Registration Statement of IPVoice Communications, Inc. on Form S-8 to be filed on or about April 15, 2002 with the Securities and Exchange Commission our report dated April 12, 2002 on the consolidated financial statements of IPVoice.com, Inc. which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty.



                                               /s/ Durland & Company, CPAs, P.A.
                                               ---------------------------------
                                               Durland &  Company, CPAs, P.A.


Palm Beach, Florida
15 April 2002